Exhibit 99.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (“Agreement”), is made and entered into as of March 7, 2008, (the “Effective Date”), is made and entered into by and between Newtek Business Services, Inc. (the “Company”) and Jeffrey G. Rubin (“Consultant”).

R E C I T A L S

WHEREAS, Consultant was previously employed by the Company, most recently as President;

WHEREAS, the Company desires to engage Consultant to perform consulting services consistent with the services previously provided to the Company by Consultant as an employee, and Consultant desires to be engaged by the Company to perform consulting services, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Consulting Services. The Company hereby retains Consultant to perform business development consulting services during the Term (as defined below) under the direction and direct supervision of the Company’s Chief Executive Officer (the “CEO”). Such services shall be solely in connection with matters and projects assigned to Consultant by the CEO. Consultant agrees to perform all services hereunder in a diligent and efficient manner.

2. Payment to Consultant. As compensation for consulting services rendered, and in consideration of Consultant’s execution of that certain Termination Agreement, dated as of March 7, 2008, between the Company and Consultant, the Company shall pay Consultant a cash fee of $250,000 per annum during the Term, payable in twelve equal monthly installments on the 30th of each month. During the Term, Consultant shall also: (a) be provided with health insurance (COBRA) and dental benefits that he and his family currently enjoy for 12 months (but not 401K participation, vacation benefits or any other employee benefit of the Company) and (b) be reimbursed for reasonable out-of-pocket expenses such as travel and related expenses up to $5,000, with reimbursement for any amount over $5,000 subject to approval in writing by the CEO.

3. Term of Agreement. This Agreement shall commence as of the Effective Date and shall continue through the earlier to occur of: (i) twelve months from the date hereof or (ii) termination by the Company pursuant Section 9 of this Agreement (the “Term”).

4. Time and Place of Service. Consultant agrees to be reasonably available to render consulting services at the time and locations as may be reasonably requested by the Company. The Company shall provide an office space for Consultant in New York City, New York. In addition, the Company shall provide Consultant with access to Company infrastructure, including but not limited to (i) email, (ii) business equipment, such as telephone, fax, blackberry and computer (iii) office supplies (iv) part time assistant and (v) reimbursement for reasonable expenses related to the performance of Consultant’s duties for the benefit of Company. Subject to the confidentiality and other provisions of this Agreement, the parties acknowledge and agree that the consulting services provided by Consultant hereunder are on a part-time basis and that Consultant may engage in other business activities during the Term.

5. Independent Contractor. Both the Company and Consultant agree that Consultant will act as an independent contractor in the performance of his duties under this Agreement. Accordingly, among other matters relating to such relationship between the parties, Consultant shall: (i) except as provided for herein, have no rights to participate in any employee benefit plan of the Company and (ii) be responsible for payment of all taxes including federal, state and local taxes arising out of Consultant’s activities in accordance with this Agreement, including by way of illustration but not limitation, federal and state income tax, social security tax, unemployment insurance taxes, and any other taxes or business license fees as required.

6. Non-Exclusive Basis. Consultant acknowledges and agrees that Consultant’s engagement by the Company hereunder is on a non-exclusive basis, and that the Company, in its sole discretion, may engage other consultants to render services of a similar nature to those being rendered by Consultant. Company acknowledges and agrees that Consultant may engage in other business activities during the Term, including business activity that mean be deemed by the Company to be in competition with the Company’s business.

7. Non-Solicitation and Confidentiality. The Company and the Consultant agree to the Confidentiality and Non-Solicitation provisions set forth in Section 3 of the Termination and Release Agreement.

8. Return of Confidential Material. Upon the expiration or termination this Agreement or Consultant’s relationship with the Company, Consultant shall promptly surrender and deliver all hard copy or electronic records, documents, agreements, drafts, materials, equipment, or drawings that contain any Confidential Information. For purposes of this provision, it is agreed that “confidential information” is defined exclusively to mean all information that is not readily known to the public in usable form and includes, without limitation, all financial, operational, strategic, corporate, and product information pertaining to the Company and its subsidiaries.

9. Termination and Acceleration of Payments. This Agreement is terminated if the Company provides fifteen (15) days prior written notice to the Consultant. Upon a termination for any reason pursuant to this section, the Company shall make full payment of the unpaid balance of Consultant’s $250,000 fee within fifteen (15) days of such notice and, in addition, Consultant will continue to be paid on monthly basis for other benefits provided in Section 2 for the remainder of the term. Failure by the Company to make such payment shall invalidate the Non-Solicitation provisions as set forth in Section 7 of this Agreement and Section 3 of the Termination and Release Agreement.

10. Certain Representations. The Company and Consultant represent to each other, to the best of their knowledge, that Consultant’s performance of all the terms of this Agreement does not and will not breach any agreement or understanding to which the Company or Consultant is a party, including, without limitation, any agreement to keep in confidence proprietary information, knowledge or data acquired by Consultant in confidence or in trust, and Consultant will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any other person or entity. Consultant will not enter into any agreement, either written or oral, in conflict herewith.

11. Injunctive Relief. Notwithstanding the forgoing, it is mutually agreed that the Company may seek and obtain temporary and permanent injunctive relief in any court of competent jurisdiction to enforce Consultant’s confidentiality and non-solicitation obligations hereunder, and Consultant expressly consents to the jurisdiction of the state and federal courts of New York in such a proceeding.

12. Governing Law; Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, excluding that body of law known as choice of law, and shall be binding upon the parties hereto in the United States and worldwide. All disputes with respect to this Agreement shall be brought and heard either in the New York State Courts located in the county of New York, New York, or the federal district court for the Southern District of New York. The parties consent to the in personam jurisdiction and venue of such courts. The parties agree that service of process upon them in any such action may be made if delivered in person, by courier service or by first class mail, and shall be deemed effectively given upon receipt.

13. Indemnity. The Company agrees to indemnify Consultant to the fullest extent permitted under its Certificate of Incorporation, By-laws and New York law, as if Consultant were an officer or director of the Company, for any liability arising out of his services to the Company under this Consulting Agreement, except in the case of gross negligence or willful misconduct.

14. Miscellaneous.

(a) The provisions of this Agreement are intended to supercede any similar agreements between Consultant and the Company arising from Consultant’s prior employment by the Company.

(b) This Agreement constitutes the entire Agreement and understanding between the Company and Consultant with regard to the matters set forth herein, and this Agreement may not be modified or changed, except by written instruments signed by each of the parties or their respective successors or assigns.

(c) This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

(d) This Agreement is a personal services agreement and cannot be assigned or delegated by Consultant to any person or entity.

(e) Failure to enforce any provision of this Agreement shall not constitute a waiver of any term hereof.

(f) The unenforceability, for any reason, of any term, condition, covenant or provision of this Agreement shall neither limit nor impair the operation, enforceability or validity of any of the other terms, conditions, provisions or covenants of this Agreement. In the event that any provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof. It is further agreed that if any one or more of such provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

(g) This Agreement may be executed in counterparts and by facsimile, each of which, when taken together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

NEWTEK BUSINESS SERVICES, INC.

By:	/s/ Barry Sloane	/s/ Jeffrey G. Rubin
Name:	Barry Sloane	Jeffrey G. Rubin
Title:	Chairman, CEO and Secretary

[Signature Page to Consulting Agreement, dated March 7, 2008]

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